SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 8, 2002
Date of Report
(Date of earliest event reported)

Brio Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23997	77-0210797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No

4980 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices, with zip code)

(408) 496-7400
(Registrant’s telephone number, including area code)

Item 4.    Changes in Registrant’s Certifying Accountants

(a)  On July 8, 2002, Brio Software, Inc. (the “Company”) appointed the accounting firm of KPMG LLP as independent public accountants for the Company. This appointment was recommended by the Audit Committee of the Company and approved by the Board of Directors of the Company.

(b)  The Company has not consulted with KPMG LLP during the last two years or through the date hereof regarding either (i) the application of accounting principles to a specified transaction or transactions, either completed or proposed, or (ii) the type of audit opinion KPMG LLP might render on the Company’s financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIO SOFTWARE, INC.

By:	/s/ CRAIG COLLINS
Craig Collins Chief Financial Officer and EVP

Date:	July 9, 2002

2